UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2021

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MSC INDUSTRIAL DIRECT CO., INC.

(Exact name of registrant as specified in its charter)

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New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	MSM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K (the “Original 8-K”) filed by MSC Industrial Direct Co., Inc. (the “Company”) with the United States Securities and Exchange Commission on April 6, 2021, regarding the retirement of Steve Armstrong as Senior Vice President, General Counsel and Corporate Secretary of the Company. The disclosure included in the Original 8-K otherwise remains unchanged.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On August 31, 2021, the Company and Mr. Armstrong entered into a Transition Agreement and General Release (the “Transition Agreement”) in connection with Mr. Armstrong’s transition from his position as Senior Vice President, General Counsel and Corporate Secretary of the Company to Senior Vice President, Legal Affairs of the Company, effective as of August 29, 2021 (the “Transition Date”). Pursuant to the Transition Agreement, Mr. Armstrong will remain employed with the Company as Senior Vice President, Legal Affairs to assist with the transition of duties. The Transition Agreement constitutes the entire agreement of the parties and supersede all prior agreements between the parties related to Mr. Armstrong’s employment with the Company, subject to Mr. Armstrong’s agreement to continue to abide by the terms and conditions of the Associate Confidentiality, Non-Solicitation and Non-Competition Agreement previously entered into between Mr. Armstrong and the Company.

In consideration for Mr. Armstrong’s continuing service to the Company as Senior Vice President, Legal Affairs and the comprehensive release of claims against the Company and its affiliates in the Transition Agreement, he will be entitled to an annual base salary from the Company of $212,522.00 and will be eligible for health benefits and applicable vesting of outstanding equity awards, in each case, beginning on the Transition Date and ending on the day on which he is no longer employed by the Company. Subject to the terms and conditions of the Transition Agreement, Mr. Armstrong will be entitled to collect any discretionary bonus approved by the Board of Directors of the Company for his service prior to the Transition Date, will continue to receive the benefits of the MSC Industrial Direct Co., Inc. Executive Change in Control Severance Plan, dated effective June 19, 2018, through the term of his continued employment with the Company, and, his outstanding equity awards under the Company’s executive compensation plans will vest as set forth in the Transition Agreement. In addition, Mr. Armstrong has agreed, among other things, not to (i) disclose proprietary and confidential information relating to the Company and its affiliates, their respective businesses, customers, clients and suppliers, and (ii) make any statements that disparage or are otherwise intended to damages the business or reputation of the Company or any of its affiliates.

The foregoing description of the terms and conditions of the Transition Agreement is not complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:
10.1	Transition Agreement and General Release, dated August 31, 2021, by and between MSC Industrial Direct Co., Inc. and Steve Armstrong †
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
†	Management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: September 3, 2021	By:	/s/ KRISTEN ACTIS-GRANDE
	Name:	Kristen Actis-Grande
	Title:	Executive Vice President and Chief Financial Officer